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SKYLINE IRA PLAN

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SKYLINE IRA

SKYLINE INDIVIDUAL RETIREMENT ACCOUNT PLAN
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TABLE OF CONTENTS
Regular IRA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Roth IRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Converting a Regular or SEP-IRA to a Roth IRA. . . . . . . . . . . . 4
SEP-IRA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
SIMPLE-IRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Rollover IRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Direct Rollover to a Skyline Funds IRA from a qualified
 retirement plan . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Transfer to a Skyline Funds IRA from another IRA . . . . . . . . . . 6
Investment of your IRA . . . . . . . . . . . . . . . . . . . . . . . 6
Tax benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
When can an account be opened? . . . . . . . . . . . . . . . . . . . 7
Do I pay tax on dividends and distributions? . . . . . . . . . . . . 7
When may I make withdrawals? . . . . . . . . . . . . . . . . . . . . 8
What if I make a withdrawal before age 59 1/2 ?. . . . . . . . . . . 9
Minimum contribution . . . . . . . . . . . . . . . . . . . . . . . . 9
Disclosure Statement - General information for all IRAs. . . . . . .10
Disclosure Statement for Regular IRAs. . . . . . . . . . . . . . . .12
Regular IRA Custodial Agreement. . . . . . . . . . . . . . . . . . .22
Disclosure Statement for Roth IRAs . . . . . . . . . . . . . . . . .31
Roth IRA Custodial Agreement . . . . . . . . . . . . . . . . . . . .38

HOW TO OPEN A SKYLINE FUNDS IRA

Return your signed Skyline Funds IRA Application along with your check made payable to the Portfolio in which you are investing.
Mail to:

Attn: Skyline Funds
Mutual Fund Services
Firstar Trust Company
P.O. Box 701
Milwaukee, WI  53201-0701

If you and your spouse are each setting up an IRA, two separate account applications will be required. Have your spouse fill out the extra application, and return it along with yours to Firstar Trust Company.


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GENERAL INFORMATION
ABOUT THE INDIVIDUAL RETIREMENT ACCOUNT PLAN
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REGULAR IRA

Who qualifies? You qualify in any year when you have earnings from employment or self-employment. You qualify even if you are also covered by a retirement program of your employer or a Keogh plan. However, if you and/or your spouse are active participants in such a plan, your deduction for your IRA contribution may be reduced or eliminated depending on your income. SEE QUESTION 5 UNDER THE DISCLOSURE STATEMENT FOR REGULAR IRAS, ARE MY CONTRIBUTIONS TO A REGULAR IRA TAX DEDUCTIBLE?

You may contribute up to $2,000 or 100% of your earned income, whichever is less. Alimony and separate maintenance payments are treated as earned income for this purpose. You may not contribute to your Regular IRA for any year if you are over age 70 1/2 before the end of the year.

If your spouse has less than $2,000 in earned income and you file a joint return, you may jointly contribute up to the lesser of $4,000 or 100% of your combined earned income. The contribution may be divided between your IRA and your spouse's IRA in any way you decide, so long as the portion allocated to either one does not exceed $2,000.

ROTH IRA

Beginning in 1998, you may also qualify to contribute to a new type of IRA, called a "Roth IRA." Contributions to a Roth IRA are not tax deductible. However, under certain circumstances the entire amount you withdraw from a Roth IRA is entirely tax free, including the earnings, provided that you wait at least five years after establishing the Roth IRA to take the distribution, and that you are either over age 59 1/2 or permanently disabled, or use the money (up to a lifetime limit of $10,000) for certain first time homebuyer expenses. This means that the earnings on a Roth IRA may be entirely tax exempt, and not just tax-deferred as in a Regular IRA, which can result in a much larger after-tax return on your investment. (Your beneficiary may also withdraw the funds tax free after your death, subject to the five year requirement.)

The basic limit on your contribution to a Roth IRA in any given year is the same as for a Regular IRA: the lesser


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of $2,000 or 100% of your earned income, whichever is less. (Married couples filing joint returns can contribute up to $4,000 or 100% of your combined earned income, as with a Regular IRA.) However, there is also a second limit, which is based on your adjusted gross income for the year. Your ability to contribute to a Roth IRA will be limited under the following circumstances: if you are single and have adjusted gross income of more than $95,000, if you are married, file a joint tax return, and have adjusted gross income of more than $150,000; or are married and file separate tax returns. SEE THE DISCLOSURE STATEMENT FOR ROTH IRAS FOR MORE DETAILS.

The amount you can contribute to a Roth IRA is also reduced by any amount that you contribute to a Regular IRA in the same year, whether or not the contribution is deductible. In other words, you are allowed to make a total IRA contribution of up to $2,000 in any year ($4,000 for a married couple), which you can split between Regular and Roth IRAs any way you want, subject to the limits on contributions to Roth IRAs above.

You can contribute to a Roth IRA even after you have reached the age of 70 1/2, if you otherwise meet the requirements.

CONVERTING A REGULAR OR SEP-IRA TO A ROTH IRA

If you already have a Regular IRA or SEP-IRA, you can convert it into a Roth IRA, provided that your adjusted gross income for the year does not exceed $100,000. The same $100,000 limit applies to both single taxpayers and married taxpayers filing joint returns; a married taxpayer who files a separate return cannot convert a Regular or SEP-IRA into a Roth IRA. If you convert a Regular or SEP-IRA into a Roth IRA, you will have to pay tax on the IRA balance just as if you had withdrawn it. However, any additional amount that the IRA earns after it is converted to a Roth IRA may escape tax entirely, as described above. Furthermore, if you convert the IRA in 1998, you are allowed to spread the tax over four years, from 1998 through 2001. After 1998, the entire balance in the IRA (less any nondeductible contributions) must be included in income in the year the IRA is converted.

SEP-IRA

Your employer may set up a simplified employee pension plan (SEP) and contribute to your IRA and the IRA of each other eligible employee up to $24,000 or 15% of compensation, whichever is less. The employer contribution must be based on a written formula, which cannot discriminate in favor of officers, shareholders or self-employed or highly compensated individuals.

You can have a Regular IRA or Roth IRA, even if you have a SEP-IRA, too.   SEE
QUESTION 8 UNDER THE DISCLOSURE STATEMENT FOR REGULAR IRAS, CAN A SIMPLIFIED EMPLOYEE PENSION PLAN BE


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USED IN CONJUNCTION WITH A REGULAR IRA?, FOR MORE DETAILS.

SIMPLE-IRA

Up until 1997, employers with up to 25 employees could allow eligible employees to elect to have a portion of their pay withheld and contributed to a special type of SEP-IRA called a "salary reduction SEP", or SAR-SEP. New SAR-SEPs were abolished in 1997 (although contributions can still be made to a SAR-SEP established before 1997), and a new type of IRA, called a SIMPLE-IRA, was established in their place for employers with up to 100 employees. In a SIMPLE-IRA, you can elect to have up to $6,000 of your compensation in any year withheld and deposited in an IRA, and your employer must generally make an additional contribution to your account as well. SIMPLE-IRAs are otherwise very similar to SEP-IRAs. SEE THE DISCLOSURE STATEMENT FOR MORE DETAILS.

The Skyline Funds IRA Application cannot be used for a SIMPLE-IRA. Contact Skyline Funds at 1-800-458-5222 for the necessary forms if you or your employer is interested in this type of plan.

ROLLOVER IRA

If you receive a distribution from the qualified retirement plan of a former employer, you may be eligible to roll over the distribution to a Regular or SEP-IRA free of tax. You may under certain circumstances make a rollover again to the profit sharing or pension plan of a new employer. If you want to have that right, however, your rollover IRA derived from an employer's qualified plan must be kept separate from any other IRA you may have. Qualified retirement plans are required to withhold 20% of most distributions to you for payment of income taxes unless your plan balance is transferred directly to an IRA or another qualified plan. This means that a direct transfer may be preferable to a rollover for moving your qualified plan balance to a Skyline Funds IRA.
SEE "DIRECT ROLLOVER TO A SKYLINE FUNDS IRA FROM A QUALIFIED RETIREMENT PLAN."

You may also make a rollover to a Skyline Funds IRA from another IRA. However, a rollover of the same funds from one IRA to another may be made no more than once during a 12-month period. An amount withdrawn from a SIMPLE-IRA during the first two years of participation may only be rolled over into another SIMPLE-IRA.

Generally speaking, distributions from a Roth IRA can only be rolled over to another Roth IRA, and distributions from a Regular or SEP-IRA can only be rolled over to another Regular or SEP-IRA. However, you can roll over a distribution from a Regular or SEP-IRA to a Roth IRA, provided that your adjusted gross income for the year (determined without regard to the distribution) is not more than $100,000. The tax consequences of such a


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rollover are the same as converting a non-Roth IRA to a Roth IRA, as described above.

Any rollover must be made within 60 days after receipt of the distribution from your employer's qualified plan or your previous IRA. Otherwise, the distribution will be subject to tax for the year you receive it.

DIRECT ROLLOVER TO A SKYLINE FUNDS IRA FROM A QUALIFIED RETIREMENT PLAN

You may directly rollover funds from your employer's qualified retirement plan to a Skyline Funds Regular IRA or SEP-IRA. Retirement plans are required to rollover most types of distributions directly to an IRA if the employee directs, and are also required to withhold 20% of the distribution for taxes if a distribution is not transferred directly to an IRA or another plan. Generally speaking, these rules regarding direct transfers apply to any distribution that could be rolled over into an IRA.

The procedure for making a direct transfer from a retirement plan into a Skyline Funds IRA is the same as the procedure for a direct transfer from another IRA.

TRANSFER TO A SKYLINE FUNDS IRA FROM ANOTHER IRA

You may also transfer funds directly from another IRA to a Skyline Funds IRA. The 12-month restriction on IRA rollovers does not apply to direct transfers, but such a transfer is otherwise subject to the rules governing rollovers between IRAs discussed above. The transfer must be direct from your existing IRA to a Skyline Funds IRA without your having physical contact with the funds transferred. To make a transfer:

     1.   Complete the Skyline Funds IRA Application.

     2. Complete the Transfer Form to instruct your present custodian or trustee to transfer the assets of your present account to Firstar Trust Company as successor custodian. Have your signature guaranteed if required by your present custodian.

     3. Send the completed Transfer Form, along with the Skyline Funds IRA Application, to Firstar Trust Company.

     4. Firstar Trust Company and your present custodian or trustee will complete the details of transferring your funds to your Skyline Funds IRA.

INVESTMENT OF YOUR IRA

Contributions to your IRA are invested at your election in one of the Skyline Funds or Skyline-Firstar Money Market Fund.

TAX BENEFITS

You may be able to deduct part or all of the yearly contributions to your Regular IRA from your gross income,


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depending on whether you and/or your spouse are active participants in a retirement program of your employer or a Keogh plan, and depending on your income. SEE QUESTION 5 IN THE DISCLOSURE STATEMENT FOR REGULAR IRAS, ARE MY CONTRIBUTIONS TO A REGULAR IRA TAX DEDUCTIBLE?. You may claim such a deduction even if you do not itemize your deductions. In addition, the tax on the amount earned by an IRA is deferred until the earnings are distributed and, in the case of a Roth IRA, may be eliminated entirely.

The Skyline Funds IRAs are in the form of IRS Form 5305-A (for Regular and SEP-IRAs) and IRS Form 5305-RA (for Roth IRAs), which are automatically deemed acceptable by the Internal Revenue Service. The approval by the IRS relates only to the form of the account and not to the merits of using the account as a retirement plan.

WHEN CAN AN ACCOUNT BE OPENED?

You can open a Regular or Roth IRA account and make a contribution for any year at any time up to the due date of your federal income tax return for that year (excluding extensions). (However, Roth IRAs were not available until 1998, so you couldn't make a contribution to a Roth IRA for 1997, even if the contribution is made by April 15, 1998.) Rollovers and direct transfers from other IRAs or retirement plans can be made at any time during the year, so long as a rollover contribution is made within 60 days after the distribution from the other IRA or retirement plan is received by you. A distribution from a qualified plan may be subject to income tax even if the distribution is rolled over to an IRA.

SEE ROLLOVER IRA AND DIRECT ROLLOVER TO A SKYLINE FUNDS IRA FROM A QUALIFIED
PLAN.

DO I PAY TAX ON DIVIDENDS AND DISTRIBUTIONS?

No, all dividends and distributions accumulate tax-free. Tax is paid on a Regular or SEP-IRA when you (or your beneficiary) withdraw your retirement benefits. You may never have to pay tax on a Roth IRA, provided that you meet BOTH of the following requirements. First, you must wait until after the end of the fifth year beginning with the first year in which you established a Roth IRA before taking the distribution. In other words, if you first establish a Roth IRA in 1998, you can begin receiving tax-free distributions (if you also pass the second test) beginning in 2003. Generally, this five year requirement is satisfied for all Roth IRAs once five years have passed after you (or your spouse) established any Roth IRA. However, the five year rule is applied separately to Roth IRAs that are converted from a Regular or SEP-IRA, or receive rollovers from a Regular or SEP-IRA.

Second, even if you have satisfied the five year test, you can only receive tax free distributions if you are over age 59 1/2, are permanently disabled, or use the


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amount withdrawn to pay "qualified first time homebuyer expenses."  "Qualified first time homebuyer expenses" are any amount paid to purchase, build, or reconstruct a principal residence for you, or for one of your or your spouse's children, grandchildren, or ancestors, provided that the person whose residence is purchased (and his or her spouse) has not owned any other residence within the previous two years. The total amount that you can treat as qualified first time homebuyer expenses during your lifetime (either for purposes of avoiding tax on distributions from a Roth IRA or avoiding the 10% penalty tax on premature distributions from a Regular IRA or employer retirement plan) is $10,000. This limit applies to the person making the withdrawal, not the person for whom the home is purchased. Your beneficiary may also make tax-exempt withdrawals from your Roth IRA after your death, if the five year rule is satisfied.


WHEN MAY I MAKE WITHDRAWALS?

Withdrawals can start at any time, although there may be a penalty imposed on amounts that you withdraw before age 59 1/2. Withdrawals from a Regular IRA or SEP-IRA (but not a Roth IRA) must start by April 1 after the end of the year in which you (or your spouse, in the case of a spousal account) reach age 70 1/2. Withdrawals can be made in a lump sum or in installments.

The Internal Revenue Code imposes complex limits on the length of time over which withdrawals from an IRA can be made. Withdrawals from a Regular or SEP-IRA are subject to tax as ordinary income, except for any portion rolled over to another IRA or considered to be a return of nondeductible contributions. Withdrawals from a Roth IRA do not have to begin when you are age 70 1/2, and may be tax exempt, as discussed under "Do I pay tax on dividends and distributions?" on the previous page.

When you die, your beneficiary generally must withdraw the balance in your IRA (including a Roth IRA) within five years. Certain exceptions may permit your beneficiary to withdraw the balance in installments over his or her lifetime. These rules are complex, and your beneficiary should consult a qualified tax advisor.

If you elect to receive distributions from an IRA in installments over your life expectancy, you must also decide how your life expectancy will be determined. The same may be true of your spouse if he or she elects to receive distributions in installments after your death. The Skyline Funds IRA provides that your life expectancy (and that of your spouse, if applicable), will be recalculated every year. However, you or your spouse may also elect not to have life expectancies recalculated. This is an important decision which may have significant tax consequences, and the decision


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you or your spouse makes will generally be irrevocable after you or your spouse begin receiving mandatory minimum distributions. You or your spouse should always consult a qualified tax advisor when you are required to begin receiving minimum distributions.

WHAT IF I MAKE A WITHDRAWAL BEFORE AGE 59 1/2?

A withdrawal can be made without penalty before age 59 1/2 only in case of death or permanent disability, in the case of certain periodic payments, or to pay certain medical expenses (including certain medical insurance premiums if you are unemployed). Beginning in 1998, you may also make withdrawals without penalty to pay certain higher education expenses for you or your dependents, or to pay "qualified first time homebuyer expenses" as described in "DO I PAY TAX ON DIVIDENDS AND DISTRIBUTIONS?". Keep in mind, however, that a withdrawal from a Roth IRA before you are 59 1/2 may cause the income to be taxable, even if the 10% penalty does not apply.

A withdrawal before age 59 1/2 that doesn't satisfy one of these exceptions is a premature withdrawal and is subject to a penalty tax of 10% of the portion that is included in your income, in addition to the regular income tax. But neither the regular income tax nor the 10% penalty tax applies to any portion rolled over to another IRA or considered as a return of your nondeductible contributions. If you make a withdrawal from a SIMPLE-IRA during the first two years of your participation, the penalty tax is 25% INSTEAD OF 10%.

MINIMUM CONTRIBUTION

The initial contribution to a Skyline Funds IRA must be at least $1,000. Subsequent contributions must be at least $100. However, you are not required to make a contribution every year.

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The Skyline Funds IRA Plan is sponsored by Skyline Funds. This brief outline of the Plan is not intended as a full explanation of the Individual Retirement Plan, but we hope that we have answered some of your basic questions.

WE URGE YOU TO READ THE ATTACHED MATERIAL THOROUGHLY.

IF YOU WOULD LIKE TO KNOW MORE ABOUT THE SKYLINE FUNDS, PLEASE
CALL US AT 1.800.458.5222.


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DISCLOSURE STATEMENT
GENERAL INFORMATION
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     Please read the following information together with the Individual
Retirement Account Custodial Agreement and the Prospectus(es) for the Fund(s) you select for investment of IRA contributions.

GENERAL PRINCIPLES
(1)       ARE THERE DIFFERENT TYPES OF IRAS?

     Yes. Upon creation of an IRA, you must designate whether the IRA will be a Regular IRA or a Roth IRA. (In addition, there are SEP-IRAs and SIMPLE IRAs, which are discussed in the Disclosure Statement for Regular IRAs. Education IRAs are not offered by Skyline Funds).

     In a Regular IRA, amounts contributed to the IRA may be tax deductible at the time of contribution. Distributions from the IRA will be taxed at distribution except to the extent that the distribution represents a return of your own contributions for which you did not claim (or were not eligible to claim) a deduction.

     In a Roth IRA, amounts contributed to your IRA are taxed at the time of contribution, but distributions from the IRA are not subject to tax if you have held the IRA for certain minimum periods of time (generally, until age 59 1/2 but in some cases a longer or shorter period may apply).

     Each type of IRA is a custodial account created for the exclusive benefit of the beneficiary, which is you or your spouse. Firstar Trust Company serves as custodian of the IRA. Your or your spouse's interest in the account is nonforfeitable.

(2)  CAN I REVOKE MY ACCOUNT?

     This account may be revoked any time within seven calendar days after it is established by mailing or delivering a written request for revocation to:

     Skyline Funds
     c/o Firstar Trust Company
     615 East Michigan Street
     3rd Floor
     Milwaukee, Wisconsin  53202
     Attention:  Mutual Fund Department


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     If the revocation is mailed, the date of the postmark (or the date of certification if sent by certified or registered mail) will be considered the revocation date. Upon proper revocation, a full refund of the initial contribution will be issued, without any adjustments for items such as administrative fees or fluctuations in market value. You may always revoke your account after this time, but the amounts distributed to you will be subject to the tax rules applicable upon distribution from an IRA account as discussed below. (While current regulations technically only extend the right to revoke to Regular IRAs, it has been assumed that that right applies to Roth IRAs as well and such IRAs will thus be administered consistent with that interpretation until the IRS issues guidance to the contrary.)

(3)  HOW WILL MY ACCOUNT BE INVESTED?

     Contributions made to an IRA will be invested, at your election, in one or more of the regulated investment companies for which Skyline Asset Management, L.P. serves as investment advisor or any other regulated investment company designated by Skyline Asset Management L.P. No part of the IRA may be invested in life insurance contracts; further, the assets of the IRA may not be commingled with other property.

     Information about the shares of each mutual fund available for investment by your IRA must be furnished to you in the form of a prospectus governed by rules of the Securities and Exchange Commission. Please refer to the prospectus for detailed information concerning your mutual fund. You may obtain further information concerning IRAs from any District Office of the Internal Revenue Service.

     Fees and other expenses of maintaining your account may be charged to you or your account. The Custodian's current fee schedule is included below.

     Annual maintenance fee per account*         $12.50
     Transfer to successor trustee                15.00
     Distribution to a participant                15.00
     (exclusive of systematic withdrawal plans)
     Refund of excess contribution                15.00
     Federal wire fee                             12.00

     *capped at $25.00 per social security number.


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DISCLOSURE STATEMENT
FOR REGULAR IRAS
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(1)  AM I ELIGIBLE TO CONTRIBUTE TO A REGULAR IRA?

     Employees with compensation income and self-employed individuals with earned income are eligible to contribute to a Regular IRA. (For convenience, all future references to compensation are deemed to mean "earned income" in the case of a self-employed individual.) Employers may also contribute to Regular IRAs established for the benefit of their employees. In addition, you may establish a Regular IRA to receive rollover contributions and transfers from the trustee or custodian of another Regular IRA or the custodian or trustee of certain other retirement plans.

(2)  WHEN CAN I MAKE CONTRIBUTIONS?

     You may make regular contributions to your Regular IRA any time up to and including the due date for filing your tax return for the year, not including extensions. You may continue to make regular contributions to your Regular IRA up to (but not including) the calendar year in which you reach age 70 1/2.
(If you are over age 70 1/2 but your spouse has not yet attained that age, contributions to your spouse's Regular IRA may continue so long as you and your spouse, based on a joint tax return, have sufficient compensation income.) Employer contributions to a Simplified Employee Pension Plan or a SIMPLE Plan may be continued after you attain age 70 1/2. Eligible rollover contributions and transfers may be made at any time, including after you reach age 70 1/2.

(3)  HOW MUCH MAY I CONTRIBUTE TO A REGULAR IRA?

     You may make annual contributions to a Regular IRA in any amount up to 100% of your compensation for the year or $2,000, whichever is less. The $2,000 limitation is reduced by contributions you make to a Roth IRA for the same year, but is not reduced by contributions to an Educational IRA for the benefit of another taxpayer. Qualifying rollover contributions and transfers are not subject to these limitations.

     In addition, if you are married and file a joint return, you may make contributions to your spouse's Regular IRA. However, the maximum amount contributed to both your own and to your spouse's Regular IRA may not exceed 100% of your combined compensation or $4,000, whichever is less. The maximum amount that may be contributed to either your Regular IRA or your spouse's Regular IRA is $2,000. Again, these dollar limits are reduced by any contributions you or your spouse make to a Roth IRA.

(4)  CAN I ROLLOVER OR TRANSFER AMOUNTS FROM OTHER IRAS OR EMPLOYER PLANS?

     You are allowed to "roll over" a distribution or transfer your assets from one Regular IRA to another without any tax liability. Rollovers between Regular


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IRAs may be made once per year and must be accomplished within 60 calendar days after the original date of the distribution. Also, under certain conditions, you may roll over (tax-free) all or a portion of a distribution received from a qualified plan or tax-sheltered annuity in which you participate or in which your deceased spouse participated. However, strict limitations apply to such rollovers, and you should seek competent advice in order to comply with all of the rules governing rollovers.

     Most distributions from qualified retirement plans will be subject to a 20% withholding requirement. The 20% withholding can be avoided by electing a "direct rollover" of the distribution to a Regular IRA or to certain other types of retirement plans. You should receive more information regarding these withholding rules and whether your distribution can be transferred to a Regular IRA from the plan administrator prior to receiving your distribution. (Note that legislation pending as of this printing would deny your ability to rollover a hardship distribution from an employer's plan to your IRA.)

(5)  ARE MY CONTRIBUTIONS TO A REGULAR IRA TAX DEDUCTIBLE?

     Although you may make a contribution to a Regular IRA within the limitations described above, all or a portion of your contribution may be nondeductible. No deduction is allowed for a rollover contribution (including a "direct rollover") or transfer. For "regular" contributions, the taxability of your contribution depends upon your tax filing status, whether you (and in some cases your spouse) are an "active participant" in an employer-sponsored retirement plan, and your income level.

     If you are not married (including a taxpayer filing under the "head of household" status), the following rules apply:

     If you are not an "active participant" in an employer-sponsored retirement plan, you may make a fully deductible contribution to a Regular IRA (up to the contribution limits described above).

     If you are an "active participant" in an employer-sponsored retirement plan in 1997, you may make a fully deductible 1997 contribution to a Regular IRA(up to the contribution limits described above) if your adjusted gross income as defined below) does not exceed $25,000 for 1997. If your 1997 adjusted gross income is between $25,000 and $35,000, your deduction will be limited as described below. If your adjusted gross income exceeds $35,000, your contribution will not be deductible. In 1998, these upper and lower limits are increased by $5,000, so that you can make a fully deductible contribution if your adjusted gross income is not more than $30,000, and cannot deduct any portion of your contribution if your adjusted gross income exceeds $40,000. After 1998, the upper and lower limits will be increased by an additional $1,000 per year through 2002.


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     If you are married, the following rules apply:

     If you and your spouse file a joint tax return and neither you nor your spouse is an "active participant" in an employer-sponsored retirement plan, you and your spouse may make a fully deductible contribution to a Regular IRA (up to the contribution limits described above).

     If you and your spouse file a joint 1997 tax return and either you and your spouse is an "active participant" in employer-sponsored retirement plans in 1997, you and your spouse may make fully deductible contributions to a Regular IRA (up to the contribution limits described above, if your 1997 combined adjusted gross income (as defined below) does not exceed $40,000. If your 1997 adjusted gross income is between $40,000 and $50,000, your deduction will be limited as described below. If your adjusted gross income exceeds $50,000, your contribution will not be deductible. In 1998, the upper and lower limits have each been increased by $10,000, to $50,000 and $60,000 respectively, and, as with the limits for single taxpayers discussed above, the upper and lower limits will be increased by an additional $1,000 per year through 2002.

     In addition, beginning in 1998 a different rule applies if you and your spouse file a joint tax return and only one of you is an "active participant" in an employer-sponsored retirement plan. If your spouse is the "active participant" but you are not, a fully deductible contribution can be made to your IRA (up to the contribution limits described above) if your combined adjusted gross income does not exceed $150,000. If your combined adjusted gross income is between $150,000 and $160,000, your deduction will be limited as described below. If your combined adjusted gross income exceeds $160,000, your contribution will not be deductible. Your spouse, as an active participant in an employer-sponsored retirement plan, may make a fully deductible contribution to a Regular IRA if your 1998 combined adjusted gross income does not exceed $50,000 (with a partial deduction being available if 1998 combined adjusted gross income is between $50,000 and $60,000). Conversely, if you are an "active participant" and your spouse is not, a contribution to your Regular IRA will be deductible if your 1998 combined adjusted gross income does not exceed $50,000 (with a partial deduction being available if 1998 combined adjusted gross income is between $50,000 and $60,000). These $150,000 and $160,000 amounts are not increased by an additional $1,000 per year after 1998.

     If you are married and file a separate return and are not an "active participant" in an employer-sponsored retirement plan, you may make a fully deductible contribution to a Regular IRA (up to the contribution limits described above). If you are married and filing separately and are an "active participant" in an employer-sponsored retirement plan, you may not make a fully deductible contribution to a Regular IRA. A partial deduction is available if your adjusted gross income is less than $10,000. This amount is not adjusted for cost-of-living changes or otherwise. However, if you are married, but lived apart from your spouse at all times during the year and filed separate tax returns, you are treated the same as a single taxpayer for purposes of making a deductible contribution to a Regular IRA.

     An employer-sponsored retirement plan includes any of the following types of retirement plans:

     - qualified pension, profit-sharing, or stock bonus plan established in accordance with IRC 401(a) or 401(k);

     -    Simplified Employee Pension Plan (SEP) (IRC 408(k));

     - retirement plan maintained by a governmental unit or agency (but not a "457 plan");

     - tax-sheltered annuities and custodial accounts (IRC 403(b) and 403(b)(7));

     -    qualified annuity plan under IRC Section 403(a); or

     -    Savings Incentive Match Plan for Employees of Small Employers (SIMPLE
          Plan).

     Generally, you are considered an "active participant" in a defined contribution plan if an employer contribution or forfeiture was credited to your account during the year. You are considered an "active participant" in a defined benefit plan if you are eligible to participate in a plan, even though you elect not to participate. You are also treated as an "active participant" if you make a voluntary or mandatory contribution to any type of plan, even if your employer makes no contribution to the plan.

     For purposes of these rules, adjusted gross income (1) is determined without regard to the exclusions from income arising under Section 135 (exclusion of certain savings bond interest), Section 137 (exclusion of certain employer provided adoption expenses) and Section 911 (certain exclusions applicable to U.S. citizens or residents living abroad) of the Code, (2) is not reduced for any deduction that you may be entitled to for IRA contributions, and
(3) takes into account the passive loss limitations under Section 469 of the Code and any taxable benefits under the Social Security Act and Railroad Retirement Act as determined in accordance with Section 86 of the Code.

     Please note that the deduction limits are not the same as the contribution limits. You can contribute to your Regular IRA in any amount up to the contribution limits described above (the lesser of $2,000 or 100 percent of your compensation income). The amount of your contribution that is deductible for federal income tax purposes is based upon the rules described in this section. If you (or where applicable, your spouse) is an "active participant" in an employer-sponsored retirement plan, you can use the following steps to calculate whether your contribution will be fully or partially deductible:

          (a) Subtract the applicable lower income limit from your adjusted gross income as determined above. (For example, if you are a single taxpayer, your 1998 income limit is $30,000.) If the result is $10,000 or more, you can only make a nondeductible contribution to your Regular IRA.

          (b) Divide the above figure by $10,000, and multiply that percentage by $2,000.

          (c) Subtract the dollar amount (result from (b) above) from $2,000 to determine the amount that is deductible.

     If the deduction limit is not a multiple of $10 then it should be rounded up to the next $10. If you are eligible to make any deductible contribution, you may make a $200 minimum deductible contribution.

     Even if your income exceeds the limits described above, you may make a contribution to your IRA up to the contribution limitations described in Section
(3). To the extent that your contribution exceeds the deductible limits, it will be nondeductible. However, earnings on all IRA contributions are tax deferred until distribution.

(6)  WHAT IF I MAKE AN EXCESS CONTRIBUTION?

     Contributions that exceed the allowable maximum for federal income tax purposes are treated as excess contributions. A nondeductible penalty tax of 6% of the excess amount contributed will be added to your income tax for each year in which the excess contribution remains in your account.

(7)  HOW DO I CORRECT AN EXCESS CONTRIBUTION?

     If you make a contribution in excess of your allowable maximum, you may correct the excess contribution and avoid the 6% penalty tax for that year by withdrawing the excess contribution and its earnings on or before the date, including extensions, for filing your tax return for the tax year for which the contribution was made. Any earnings on the withdrawn excess contribution may be subject to a 10% early distribution penalty tax if you are under age 59 1/2. In addition, in certain cases an excess contribution may be withdrawn after the time for filing your tax return. Finally, excess contributions for one year may be carried forward and applied against the contribution limitation in succeeding years.

(8) CAN A SIMPLIFIED EMPLOYEE PENSION PLAN BE USED IN CONJUNCTION WITH A REGULAR IRA?

     A Regular IRA may also be used in connection with a Simplified Employee Pension Plan established by your employer (or by you if you are self-employed). In addition, if your SEP Plan was in effect on December 31, 1996 and permitted salary reduction contributions, you may elect to have your employer make salary reduction contributions. Several limitations on the amount that may be contributed apply. First, salary reduction contributions (for plans that are eligible) may not exceed $10,000 per year (certain lower limits may apply for highly compensated employees). The $10,000 limit applies for 1998 and is adjusted periodically for cost of living increases. Second, the combination of all contributions for any year (including employer contributions and, if your SEP Plan is eligible, salary reduction contributions) cannot exceed 15 percent of compensation (disregarding for this purpose compensation in excess of $160,000 per year). The $160,000 compensation limit applies for 1998 and is adjusted periodically for cost of living increases. A number of special rules apply to SEP Plans, including a requirement that contributions generally be made on behalf of all employees of the employer (including for this purpose a sole proprietorship or partnership) who satisfy certain minimum participation requirements. It is your responsibility and that of your employer to see that contributions in excess of normal IRA limits are made under and in accordance with a valid SEP Plan.

(9) CAN A SAVINGS AND INCENTIVE MATCH PLAN FOR EMPLOYEES OF SMALL EMPLOYERS ("SIMPLE") BE USED IN CONJUNCTION WITH A REGULAR IRA?

     A Regular IRA may also be used in connection with a SIMPLE Plan established by your employer (or by you if you are self-employed). When this is done, the IRA is known as a SIMPLE IRA, although it is similar to a Regular IRA with the exceptions described below. Under a SIMPLE Plan, you may elect to have your employer make salary reduction contributions of up to $6,000 per year to your SIMPLE IRA. The $6,000 limit applies for 1998 and is adjusted periodically for cost of living increases. In addition, your employer will contribute certain amounts to your SIMPLE IRA, either as a matching contribution to those participants who make salary reduction contributions or as a non-elective contribution to all eligible participants whether or not making salary reduction contributions. A number of special rules apply to SIMPLE Plans, including (1) a SIMPLE Plan generally is available only to employers with not more than 100 employees, (2) contributions must be made on behalf of all employees of the employer (other than bargaining unit employees) who satisfy certain minimum participation requirements, (3) contributions are made to a special SIMPLE IRA that is separate and apart from your other IRAs, (4) if you withdraw from your SIMPLE IRA during the two-year period during which you first began participation in the SIMPLE Plan, the early distribution excise tax (if otherwise applicable) is increased to 25 percent; and (5) during this two-year period, any amount withdrawn may be rolled over tax-free only into another SIMPLE IRA (and not to a Regular IRA (that is not a SIMPLE IRA) or to a Roth IRA). It is your responsibility and that of your employer to see that contributions in excess of normal IRA limits are made under and in accordance with a valid SIMPLE Plan.

(10) WHAT FORMS OF DISTRIBUTION ARE AVAILABLE FROM A REGULAR IRA?

     You may at any time request distribution of all or any portion of your account. Any distributions from your IRA are subject to payment of the Custodian's distribution fees, as described above. In addition, distributions made prior to your attainment of age 59 1/2 may be subject to an additional 10 percent penalty tax. Once you reach your "required beginning date" (see Section
11),
distribution of your account may be made in any one of three methods:

          (a) a lump-sum distribution,

          (b) installments over a period not extending beyond your life expectancy (as determined by actuarial tables), or

          (c) installments over a period not extending beyond the joint life expectancy of you and your designated beneficiary (as determined by actuarial tables).

     You may also use your account balance to purchase an annuity contract, in which case your custodial account will terminate.

(11) WHEN MUST DISTRIBUTIONS FROM A REGULAR IRA BEGIN?

     You must begin receiving the assets in your account no later than April 1 following the calendar year in which you reach age 70 1/2 (your "required beginning date"). In general, the minimum amount that must be distributed each year is equal to the amount obtained by dividing the balance in your Regular IRA on the last day of the prior year (or the last day of the year prior to the year in which you attain age 70 1/2) by your life expectancy, the joint life expectancy of you and your beneficiary, or the specified payment term, whichever is applicable. A federal tax penalty may be imposed against you if the required minimum distribution is not made for the year you reach age 70 1/2 and for each year thereafter. The penalty is equal to 50% of the amount by which the actual distribution is less than the required minimum.

     Unless you or your spouse elects otherwise, your life expectancy and/or the life expectancy of your spouse will be recalculated annually. (The election, if you choose to make it, must be made by your required beginning date.) This election may have significant tax consequences and you should consult a qualified tax advisor before deciding whether or not to make it. Once you reach your required beginning date, an election not to recalculate life expectancy(ies) is irrevocable and will apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

     If you have two or more Regular IRAs, you may satisfy the minimum distribution requirements by receiving a distribution from one of your Regular IRAs in an amount sufficient to satisfy the minimum distribution requirements for your other Regular IRAs. You must still calculate the required minimum distribution separately for each Regular IRA, but then such amounts may be totaled and the total distribution taken from one or more of your individual Regular IRAs.

     Distribution from your Regular IRA must satisfy the special "incidental death benefit" rules of the Internal Revenue Code. These provisions set forth certain limitations on the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse, your beneficiary generally will be considered to be no more than 10 years younger than you for the purpose of calculating the minimum amount that must be distributed.

     As noted above, all distributions, whether or not required under the tax laws, are subject to payment of the Custodian's distribution fees.

(12) ARE THERE DISTRIBUTION RULES THAT APPLY AFTER MY DEATH?

     Yes. If you die before receiving the balance of your Regular IRA, distribution of your remaining account balance is subject to several special rules. If you die on or after your required beginning date, distribution must continue in a method at least as rapid as under the method of distribution in effect at your death. If you die before your required beginning date, your remaining interest will, at the election of your beneficiary or beneficiaries,
(i) be distributed by December 31 of the year in which occurs the fifth anniversary of your death, or (ii) commence to be distributed by December 31 of the year following your death over a period not exceeding the life or life expectancy of your designated beneficiary or beneficiaries.

     Two additional distribution options are available if your spouse is the beneficiary: (i) payments to your spouse may commence as late as December 31 of the year you would have attained age 70 1/2 and be distributed over a period not exceeding the life or life expectancy of your spouse, or (ii) your spouse can simply elect to treat your Regular IRA as his or her own, in which case distributions will be required to commence by April 1 following the calendar year in which your spouse attains age 70 1/2.

(13) HOW ARE DISTRIBUTIONS FROM A REGULAR IRA TAXED FOR FEDERAL INCOME TAX PURPOSES?

     Amounts distributed to you are generally includable in your gross income in the taxable year you receive them and are taxable as ordinary income. To the extent, however, that any part of a distribution constitutes a return of your nondeductible contributions, it will not be included in your income. The amount of any distribution excludable from income is the portion that bears the same ratio as your aggregate nondeductible contributions bear to the balance of your Regular IRA at the end of the year (calculated after adding back distributions during the year). For this purpose, all of your Regular IRAs are treated as a single Regular IRA. Furthermore, all distributions from a Regular IRA during a taxable year are to be treated as one distribution. The aggregate amount of distributions excludable from income for all years cannot exceed the aggregate nondeductible contributions for all calendar years.


     No distribution to you or anyone else from a Regular IRA can qualify for capital gains treatment under the federal income tax laws. Similarly, you are not entitled to the special five- or ten-year averaging rule for lump-sum distributions that may be available to persons receiving distributions from certain other types of retirement plans. All distributions are taxed to the recipient as ordinary income except the portion of a distribution that represents a return of nondeductible contributions. Historically, so-called "excess distributions" to you as well as "excess accumulations" remaining in your account as of your date of death were subject to additional taxes. These additional taxes no longer apply.

     YOU MUST INDICATE ON DISTRIBUTION REQUESTS WHETHER OR NOT FEDERAL INCOME TAXES SHOULD BE WITHHELD. REDEMPTION REQUESTS NOT INDICATING AN ELECTION NOT TO HAVE FEDERAL INCOME TAX WITHHELD WILL BE SUBJECT TO WITHHOLDING.

     Any distribution that is properly rolled over will not be includable in your gross income. All distributions are subject to the Custodian's distribution fees, as described on page 11.

(14) ARE THERE PENALTIES FOR EARLY DISTRIBUTION FROM A REGULAR IRA?

     Distributions from your Regular IRA made before age 59 1/2 will be subject (in addition to ordinary income tax) to a 10% nondeductible penalty tax unless
(i) the distribution is a return of nondeductible contributions, (ii) the distribution is made because of your death, disability, or as part of a series of substantially equal periodic payments over your life expectancy or the joint life expectancy of you and your beneficiary, (iii) the distribution is made for medical expenses in excess of 7.5% of adjusted gross income or, subject to various limits, is made for reimbursement of certain medical premiums while you are unemployed, (iv) the distribution is made to pay for certain higher education expenses for you, your spouse, your child, your grandchild, or the child or grandchild of your spouse, (v) subject to various limits, the distribution is used to purchase a first home or, in limited cases, a second or subsequent home for you, your spouse, or your or your spouse's child, grandchild or ancestor, or (vi) the distribution is an exempt withdrawal of an excess contribution. The penalty tax may also be avoided if the distribution is rolled over to another individual retirement account. See Section 9 for special rules applicable to distributions from a SIMPLE IRA.

(15) WHAT IF I ENGAGE IN A PROHIBITED TRANSACTION?

     If you engage in a "prohibited transaction," as defined in section 4975 of the Internal Revenue Code, your account will be disqualified, and the entire balance in your account will be treated as if distributed to you and will be taxable to you as ordinary income. Examples of prohibited transactions are:

          (a) the sale, exchange, or leasing of any property between you and your account,

          (b) the lending of money or other extensions of credit between you and your account,

          (c) the furnishing of goods, services, or facilities between you and your account.

     If you are under age 59 1/2, you may also be subject to the 10% penalty tax on early distributions.

(16) WHAT IF I PLEDGE MY ACCOUNT?

     If you use (pledge) all or part of your Regular IRA as security for a loan, then the portion so pledged will be treated as if distributed to you and will be taxable to you as ordinary income during the year in which you make such pledge. The 10% penalty tax on early distributions may also apply.

(17) HOW ARE CONTRIBUTIONS TO A REGULAR IRA REPORTED FOR FEDERAL TAX PURPOSES?

     Deductible contributions to your Regular IRA may be claimed as a deduction on your IRS Form 1040 for the taxable year contributed. If any nondeductible contributions are made by you during a tax year, such amounts must be reported on Form 8606 and attached to your Federal Income Tax Return for the year contributed. If you report a nondeductible contribution to your Regular IRA and do not make the contribution, you will be subject to a $100 penalty for each overstatement unless a reasonable cause is shown for not contributing. Other reporting will be required by you in the event that special taxes or penalties described herein are due. You must also file Form 5329 with the IRS for each taxable year in which the contribution limits are exceeded, a premature distribution takes place, or less than the required minimum amount is distributed from your Regular IRA.

(18) HOW ARE EARNINGS ON MY ACCOUNT CALCULATED AND ALLOCATED?

     The method of computing and allocating annual earnings is set forth in
Article VIII, Section 1 of the Individual Retirement Account Custodial Agreement. The growth in value of your IRA is neither guaranteed nor projected.

     Your Individual Retirement Account Plan has been approved as to form by the Internal Revenue Service. The Internal Revenue Service approval is a determination only as to the form of the Plan and does not represent a determination of the merits of the Plan as adopted by you. You may obtain further information with respect to your Individual Retirement Account from any district office of the Internal Revenue Service.

(19) INCOME TAX WITHHOLDING

     You must indicate on distribution requests whether or not federal income taxes should be withheld. Redemption requests not indicating an election not to have federal income tax withheld will be subject to withholding.

FORM 5305-A
(REV. JANUARY 1, 1998)
DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE

SKYLINE FUNDS INDIVIDUAL RETIREMENT
CUSTODIAL ACCOUNT

(Under Section 408(a) of the Internal Revenue Code)
(January 1, 1998)

ARTICLE I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

ARTICLE II

The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

ARTICLE IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, April 1 following the calendar year end in which the Depositor reaches age 70 1/2 . By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

(a)  A single sum payment.

(b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

(c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

(d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

(e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

(a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

(b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

(i) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

(ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have reached age 70 1/2 .

(c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

(d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2 . In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations section 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

ARTICLE VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

ARTICLE VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

ARTICLE VIII

1.   DEFINITIONS.

"Investment Company" shall mean an investment company as defined in Internal Revenue Code Section 851(a), shares of which Skyline Funds has agreed to offer for investment under this Account. "Investment Company Shares" or "Shares" shall mean shares of beneficial interest or capital stock of the Investment Company.

2.   INVESTMENT OF ACCOUNT ASSETS.

(a) Each contribution forwarded by the Depositor to the Custodian shall identify the Depositor's account number and be accompanied by a statement signed by the Depositor identifying the Investment Company Shares in which that contribution is to be invested. The Custodian may return to the Depositor, without liability for interest thereon, any contributions which are not accompanied by adequate account identification or an appropriate signed statement directing investment of those contributions.

(b) Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner in which such shares are then being publicly offered by the Investment Company. All distributions received on Investment Company Shares held in the Custodial Account shall be reinvested in like Shares and credited to such Account. If any distribution of Investment Company Shares may be received at the election of the shareholder in additional like Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional like Investment Company Shares.

(c) All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its registered nominee. The Depositor shall be the beneficial owner of all Investment Company Shares held in the Custodial Account and the Custodian shall not vote any of such shares, except upon written direction of the Depositor. The Custodian agrees to forward to every Depositor a then current Prospectus, reports, notices, proxies and related proxy soliciting materials applicable to Investment Company Shares received by the Custodian.

(d) The Depositor may at any time, by a manually signed direction delivered to the Custodian, redeem any number of Investment Company Shares held for his account and reinvest the proceeds in the Shares of any other Investment Company. Telephone redemptions and reinvestments shall be done at the price and in the manner in which such Shares are then being redeemed or offered by the respective Investment Companies.

3.   AMENDMENT AND TERMINATION.

(a) Skyline Funds may, with the written approval of the Custodian, amend the Custodial Account in whole or in part (including retroactive amendments) by delivering to the Depositor written notice of such amendment setting forth the substance and effective date of the amendment. The Depositor shall be deemed to have consented to any such amendments not objected to in writing by the Depositor within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Depositor or his beneficiaries, nor shall any amendment be made except in accordance with the applicable law and regulations affecting this Custodial Account.

(b) The Depositor may at any time terminate the Custodial Account by delivering to the Custodian a written notice of such termination setting forth the effective date thereof, together with any required withholding information.

(c) The Custodial Account created by this Agreement shall automatically terminate upon distribution to the Depositor or the beneficiary designated under Paragraph 6 of Article VIII hereof of the entire balance in the Custodial Account.

(d) Skyline Funds may remove the Custodian at any time upon thirty (30) days written notice to the Custodian and the Depositor, and may appoint a successor custodian at any time. The Custodian may elect to terminate the Custodial Account upon thirty (30) days written notice to the Depositor.

(e) In the event that the assets of any Investment Company in which the Custodial Account is invested are transferred to or acquired by any other investment company or other commingled investment fund which is a permissible investment for an individual retirement account, by merger or otherwise, the Custodian may make such amendments to this Agreement, or take such other action, as it may determine to be necessary or appropriate to accomplish such transaction and the exchange of Investment Company Shares for shares or other appropriate units of ownership in such successor fund. The consent of the Depositor shall not be required for any such amendment or action, but the Depositor shall be promptly notified thereof, and shall have the right to withdraw the funds in the Custodial Account without fee, charge, load or penalty of any kind.

4. TAXES AND CUSTODIAL FEES. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the assets of the Custodial Account, or the income arising therefrom, any transfer taxes incurred, all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, and the Custodian's compensation, shall be paid from the Custodial Account. Unusual administrative responsibilities not contemplated by the fee schedule will result in such additional charges as will reasonably compensate the Custodian for the services performed.

The Custodian fee listed in the fee schedule will be deducted by the Custodian from the initial contribution received from the Depositor. The annual maintenance fee will be deducted on the last business day in September for each year and enough fund shares will be redeemed to cover this fee. Fees as listed on the fee schedule will be deducted from the refund or redemption proceeds at the time of distribution or redemption and the remaining balance will be remitted to the Depositor in the case of distribution, or will be reinvested in accordance with the Depositor's instructions.

5.   REPORTS AND NOTICES.

(a) The Custodian shall keep adequate records of transactions it is required to perform hereunder. No later than sixty (60) days after the close of each calendar year, or after the Custodian's resignation or removal pursuant to Article VIII, Paragraph 3, the Custodian shall render to Depositor a written report or reports reflecting the transactions effected by it during such period and the assets and liabilities of the Custodial Account at the close of the period.

(b) All communications or notices required or permitted to be given herein shall be deemed to be given upon receipt by the Custodian at P.O. Box 701, Milwaukee, Wisconsin 53201-0701, the Investment Company and Skyline Funds at P.O. Box 701, Milwaukee, Wisconsin 53201-0701, or the Depositor at his most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

6. DESIGNATION OF BENEFICIARY. The Depositor shall have the right, by written notice to the Custodian, to designate a beneficiary or beneficiaries, primary and contingent, to receive any benefit to which such Depositor may be entitled in the event of his death prior to the complete distribution of such benefit. In the event the Depositor has not designated any beneficiaries, or if all beneficiaries shall predecease the Depositor, the following persons shall take in the order named:

(a)  Spouse of the Depositor,

(b) If the spouse shall predecease the Depositor, then in equal shares to any children surviving the Depositor and to the descendants then living of a deceased child, by the right of representation, or

(c) If the Depositor shall leave neither spouse nor descendants surviving, then to the personal representative of the Depositor's estate.

The determination of the Custodian as to the person entitled to receive any distribution from the Custodial Account following the death of the Depositor, if made in good faith, shall be conclusive and binding on all persons claiming an interest in the Depository Account; provided that nothing provided herein shall be construed to preclude the Custodian from filing an action in the nature of interpleader or other appropriate proceeding in a court of competent jurisdiction to determine the person entitled to receive such distribution. Any expenses incurred by the Custodian in determining the person entitled to receive a distribution from the Custodial Account, including without limitation attorneys fees in any such action, shall be reimbursed from the Custodial Account.

7. INALIENABILITY OF BENEFITS. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind and any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

8. ROLLOVER CONTRIBUTIONS. The Custodian may receive rollover contributions as described in section 408(d)(3) or any other applicable provisions of the Code, and regulations promulgated thereunder, subject to Article I. If any property is transferred to the Custodian as a rollover contribution, such property shall be sold by the Custodian and the proceeds reinvested as provided in section 2 of this

Article VIII. The Custodian reserves the right to refuse to accept any contributions which are not in the form of cash.

9. CONFLICT IN PROVISIONS. To the extent that any of the provisions of Article VIII shall conflict with the provisions of Articles IV, V, or VII, the provisions of Article VIII shall prevail.

10. STATUS OF DEPOSITORS. Neither the Depositor nor any other person shall have any legal or equitable right against the Custodian or the Investment Company except as provided herein. The Depositor agrees to indemnify and hold the Custodian harmless from and against any liability that the Custodian may incur in the administration of the Account unless arising from the Custodian's own negligence or misconduct.

11. LOSS OF EXEMPTION. If the Custodian receives notice that the Depositor's Account has lost its tax-exempt status under section 408 of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Depositor the entire balance in the Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such notice.

12. APPLICABLE STATE LAW. This Custodial Account shall be construed, administered and enforced according to the laws of the State of Wisconsin except to the extent Federal law supersedes Wisconsin law.

13. DISTRIBUTIONS TO SURVIVING SPOUSE. If distributions from the Custodial Account are to be made to the Depositor's surviving spouse, or to a trust of which the Depositor's surviving spouse is the income beneficiary, the amount which the surviving spouse (or such trust) is entitled to receive in each year shall not be less than the income of the Custodial Account (or of the portion of the Custodial Account with respect to which the surviving spouse or such trust is the beneficiary) for such year, as determined under section 2056(b)(7) of the Code.

14. MINIMUM DISTRIBUTIONS; ELECTION NOT TO RECALCULATE LIFE EXPECTANCIES. The following provisions supplement the provisions of Article IV with respect to minimum required distributions, and shall control over the provisions of Article IV in the event of any inconsistency. All paragraph references in this paragraph 14 are to paragraphs of Article IV unless otherwise provided.

(a) If the Depositor fails to withdraw the entire balance in the Custodial Account by the April 1 of the year following the year in which he attains age 70 1/2, he shall be deemed to have elected to receive payments under paragraph 3(d) or, if he has a designated beneficiary (as determined under Part D of Proposed Regulations section 1.401(a)(9)-1) under paragraph 3(e). A beneficiary shall be deemed to have elected the method described in paragraph 4(b)(ii) if either he withdraws the minimum amount required for the first year under the method described in paragraph 4(b)(ii) and does not specifically elect the method described in paragraph 4(b)(i) by the end of such year, or if the date specified in

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


paragraph 4(b)(i) occurs first and he has not withdrawn the entire balance in the Custodial Account by that time; otherwise, the beneficiary shall be deemed to have elected the method described in paragraph 4(b)(i).

(b) If there is more than one beneficiary entitled to receive distributions on equal priority upon the death of the Depositor or a prior beneficiary then, to the extent permitted by Proposed Regulations section 1.401(a)(9)-1, Q&A H-2, and subject to such requirements and limitations as the Custodian may establish, the Custodial Account may be divided into separate accounts for purposes of Article IV and this paragraph.

(c) Notwithstanding the references to "equal or substantially equal" payments, if the Depositor or a beneficiary is receiving distributions under paragraph 3(d), 3(e), or 4(b)(ii), he may withdraw amounts that exceed the minimum amount required by paragraph 5 in any year, provided that any excess shall not be credited against the minimum amount required to be withdrawn in subsequent years. Withdrawals may also be made at irregular intervals, provided that the minimum amount required for each year shall be withdrawn by the last day of such year, except that the minimum amount for the year in which the Depositor attains age 70 1/2 , but no subsequent year, may be withdrawn by April 1 of the following year.

(d) In lieu of the methods of recalculating life expectancies annually as specified in paragraph 2, the Depositor may elect for purposes of paragraph 3(c) or 3(d), and the Depositor's surviving spouse may elect for purposes of paragraph 4(b)(ii), to have his life expectancy, or his and his designated beneficiary's joint and last survivor life expectancy, or the surviving spouse's life expectancy, initially calculated in the year specified in paragraph 5 and thereafter reduced by one year in each subsequent year. All elections described in this paragraph 14(d) shall be made in writing in accordance with procedures established by the Custodian and the Proposed Regulations or successors thereto. Such elections must be made and, if made, shall be irrevocable after the date upon which distributions are required to commence under paragraph 3 or 4(b)(ii).

(e) All references to the Proposed Regulations section 1.401(a)(9)-1 and 1.401(a)(9)-2 contained in Article IV and this paragraph 14 include the applicable provisions of Proposed Regulations section 1.408-8 applying such Proposed Regulations to individual retirement accounts, any subsequent amendments to any such Proposed Regulations, and the applicable provisions of the permanent Regulations, when issued, all of which are incorporated by reference and shall control over any contrary provision of this Agreement. Reference to specific provisions of the Proposed Regulations shall not be construed to limit reference to other provisions where appropriate in the interpretation of Article IV and this paragraph 14.

(f) Distributions will be made only upon the request of the Depositor (or the Depositor's authorized agent, beneficiary, executor, or administrator), in such form and manner as is acceptable to the Custodian. For such distributions, life expectancy and joint-life and last-survivor expectancy are calculated based on information provided by the Depositor (or the Depositor's authorized agent, beneficiary, executor, or administrator) using the expected return multiples under Treasury Regulations Section 1.72-9. The Custodian will not be liable for errors in such calculations resulting Form its reliance on such information. If any assets held on the Depositor's behalf in a Custodial Account are transferred directly to a trustee or Custodian of another individual retirement account described in Code Section 408(a) established for the Depositor, it shall be the Depositor's responsibility to ensure that any required minimum distribution required by Article IV is made prior to giving the Custodian such transfer instructions.






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


DISCLOSURE STATEMENT
FOR ROTH IRAS
----------------------------------

(1)  AM I ELIGIBLE TO CONTRIBUTE TO A ROTH IRA?

     Anyone with compensation income whose adjusted gross income does not exceed the limits described below is eligible to contribute to a Roth IRA. You may also establish a Roth IRA to receive rollover contributions or transfers from another Roth IRA or, in some cases, from a Regular IRA. You may not roll amounts into a Roth IRA from other retirement plans such as an employer-sponsored qualified plan. Current law does not appear to prohibit a rollover from a qualified plan into a Regular IRA and then from the Regular IRA into a Roth IRA; however, such a rollover would be taxable as described below, and it is possible that the law may be changed to preclude such a rollover.

(2)  WHEN CAN I MAKE CONTRIBUTIONS?

     You may make annual contributions to your Roth IRA any time up to and including the due date for filing your tax return for the year, not including extensions. Unlike a Regular IRA, you may continue to make regular contributions to your Roth IRA even after you attain age 70 1/2. In addition, rollover contributions and transfers (to the extent permitted as discussed below) may be made at any time, regardless of your age. Roth IRAs are available for the first time in 1998, so you may not make a contribution to a Roth IRA for 1997, even if the contribution is made before April 15, 1998.

(3)  HOW MUCH MAY I CONTRIBUTE TO A ROTH IRA?

     You may make annual contributions to a Roth IRA in any amount up to 100% of your compensation for the year or $2,000, whichever is less. The $2,000 limitation is reduced by any contributions made by you or on your behalf to a Regular IRA. (Legislation pending as of this printing clarifies that contributions to a SEP-IRA or SIMPLE IRA do not reduce your permitted contribution to a Roth IRA.) Qualifying rollover contributions and transfers are not subject to these limitations.

     In addition, if you are married and file a joint return, you may make contributions to your spouse's Roth IRA. However, the maximum amount contributed to both your own and to your spouse's Roth IRA may not exceed 100% of your combined compensation or $4,000, whichever is less. The maximum amount that may be contributed to either your Roth IRA or your spouse's Roth IRA is $2,000. Again, these dollar limits are reduced by any contributions made by or on behalf of you or your spouse to any other individual retirement plan (such as a Regular
IRA), except that the limit is not reduced for contributions either of you make to an Education IRA for someone other than yourselves.

     As noted in Section 1, your eligibility to contribute to a Roth IRA depends on your adjusted gross income (as defined below). The amount that you may


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


contribute to a Roth IRA is reduced proportionately for adjusted gross income as calculated above which exceeds the applicable dollar amount. The applicable dollar amount is $95,000 for a taxpayer filing as an individual or head of household and $150,000 for a taxpayer filing as a married individual filing a joint tax return. The applicable dollar limit for a taxpayer filing as a married individual filing a separate return is $0. If your adjusted gross income as calculated above exceeds the applicable dollar amount by $15,000 or less ($10,000 or less in the case of a married individual filing jointly), you may make a contribution to a Roth IRA. The amount you may contribute, however, will be less than $2,000. (Legislation pending as of this printing would change the phaseout range for a married individual filing separately to $0 to $10,000.) Note that the amount you may contribute to a Roth IRA is not affected by your participation in an employer-sponsored retirement plan.

     For this purpose, your adjusted gross income (1) is determined without regard to the exclusions from income arising under Section 135 (exclusion of certain savings bond interest), Section 137 (exclusion of certain employer provided adoption expenses) and Section 911 (certain exclusions applicable to U.S. citizens or residents living abroad) of the Code, (2) is reduced by the amount paid under an endowment contract described in Section 408(b) of the Code which is properly allocated to the cost of life insurance, (3) takes into account the passive loss limitations under Section 469 of the Code and any taxable benefits under the Social Security Act and Railroad Retirement Act as determined in accordance with Section 86 of the Code, (4) does not take into account income from rollovers of Regular IRAs, and (5) does take into account the deduction for a Regular IRA. (Legislation pending as of this printing indicates that the deduction for a contribution to a Regular IRA would not be taken into account for determining your adjusted gross income.)

     To determine the amount you may contribute to a Roth IRA (assuming you have at least $2,000 of income), use the following calculations:

        (a) Subtract the amount contributed on your behalf to all Regular IRAs from $2,000. This amount is known as the "maximum potential contribution."

        (b) Subtract the applicable dollar amount from your adjusted gross income as determined above. If the result is $15,000 or more ($10,000 or more in the case of a married individual filing jointly), you cannot make a contribution to a Roth IRA.

        (c) Divide the above figure, result from (b) above, by $15,000 ($10,000 in the case of a married individual filing jointly), and multiply that percentage by the maximum possible contribution.

        (d) Subtract the dollar amount, result from (c) above, from the maximum possible contribution to determine the amount you may contribute to a Roth IRA.



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


     (Legislation pending as of this printing indicates that you are eligible to make a contribution to a Roth IRA of the lesser of: (i) $2,000 (assuming you have at least $2,000 of income) less contributions to all Regular IRAs or (ii) $2,000 minus the quantity $2,000 times the fraction determined in part c.)

     If the contribution limit is not a multiple of $10 then it should be rounded up to the next $10. If you are eligible to make any contribution, you may make a minimum $200 contribution.

     Your contribution to a Roth IRA is not reduced by any amount you contribute to an Education IRA for the benefit of someone other than yourself. If you are the beneficiary of an Education IRA, additional limits may apply to you. Please contact your tax advisor for more information.

(4)  CAN I ROLLOVER OR TRANSFER AMOUNTS FROM OTHER IRAS?

     You are allowed to "roll over" a distribution or transfer your assets from one Roth IRA to another without any tax liability. Rollovers between Roth IRAs are permitted once per year and must be accomplished within 60 days after the distribution. In addition, if you are a single, head of household or married filing jointly taxpayer and your adjusted gross income is not more than $100,000, you may roll over amounts from another individual retirement plan (such as a Regular IRA) to a Roth IRA. Such amounts are subject to tax as if they were additional income to you for the year, but are not subject to the 10% penalty tax. (However, under legislation pending as of this printing, if the amount rolled over is distributed before the end of the five-tax-year period beginning with the beginning of the tax year of the rollover, a 10% penalty tax will apply to the taxed portion of the rollover.)

     If you roll over amounts from a Regular IRA to a Roth IRA during 1998, you may take advantage of special tax treatment. Under the special rules, you may take your rollover into income as if one quarter of the amount rolled over was distributed to you in 1998 and one quarter of the amount was distributed to you in each of the following three years.

     (Legislation pending as of this printing indicates that if you die prior to taking all four amounts into income, the remaining amounts are included in income for the year of your death unless you have a spouse and your spouse elects to take those amounts into the spouse's income over the remaining period.)

     Subject to the foregoing limits, you may also directly convert a Regular IRA to a Roth IRA with similar tax results.

     Furthermore, if you have made contributions to a Regular IRA during the year in excess of the deductible limit, you may convert those nondeductible IRA contributions to contributions to a Roth IRA (subject to the contribution limit for a Roth IRA).




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


     You may not roll over amounts to a Roth IRA from a qualified retirement plan or any other retirement plan that is not an individual retirement plan.

(5)  WHAT IF I MAKE AN EXCESS CONTRIBUTION?

     Contributions that exceed the allowable maximum for federal income tax purposes are treated as excess contributions. A nondeductible penalty tax of 6% of the excess amount contributed will be added to your income tax for each year in which the excess contribution remains in your account.

(6)  HOW DO I CORRECT AN EXCESS CONTRIBUTION?

     If you make a contribution in excess of your allowable maximum, you may correct the excess contribution and avoid the 6% penalty tax for that year by withdrawing the excess contribution and its earnings on or before the date, including extensions, for filing your tax return for the tax year for which the contribution was made. Any earnings on the withdrawn excess contribution may also be subject to the 10% early distribution penalty tax if you are under age 59 1/2 or have not satisfied the five-year requirement described below. In addition, although you will still owe penalty taxes for one or more years, excess contributions may be withdrawn after the time for filing your tax return. Finally, excess contributions for one year may be carried forward and applied against the contribution limitation in succeeding years.

     (Legislation pending as of this printing would permit an individual who is partially or entirely ineligible for a Roth IRA to transfer amounts of up to $2,000 to a nondeductible Regular IRA (subject to reduction for amounts remaining in the Roth IRA and for other Regular IRA contributions).)

(7)  WHAT FORMS OF DISTRIBUTION ARE AVAILABLE FROM A ROTH IRA?

     You may at any time request distribution of all or any portion of your account. However, distributions made prior to your attainment of age 59 1/2 (or in some cases within five years of establishing your account) may produce adverse tax consequences. All distributions are subject to the Custodian's distribution fees, as described on page 11.

(8)  WHEN MUST DISTRIBUTIONS FROM A ROTH IRA BEGIN?

     Unlike Regular IRAs, there is no requirement that you begin distribution of your account at any particular age.

(9)  ARE THERE DISTRIBUTION RULES THAT APPLY AFTER MY DEATH?

     Your account must be distributed after your death in accordance with rules similar to those that apply to distributions from a Regular IRA. Thus, although the IRS has not issued guidance it is expected that the rules will require that your remaining interest in your Roth IRA will, at the election of your beneficiary or beneficiaries, (i) be distributed by December 31 of the year in which occurs the fifth anniversary of your death, or (ii) commence to be distributed by December 31 of the year following your death over a period not exceeding the life or life expectancy of your designated beneficiary or beneficiaries.

     It is expected that two additional distribution options will be available if your spouse is the beneficiary: (i) payments to your spouse may commence as late as December 31 of the year you would have attained age 70 1/2 and be distributed over a period not exceeding the life or life expectancy of your spouse, or (ii) your spouse can simply elect to treat your Roth IRA as his or her own, in which case distributions will be required to commence by April 1 following the calendar year in which your spouse attains age 70 1/2.

(10) HOW ARE DISTRIBUTIONS FROM A ROTH IRA TAXED FOR FEDERAL INCOME TAX
PURPOSES?

     Amounts distributed to you are generally excludable from your gross income if they are not received until after the end of the fifth year beginning with the first year in which you establish a Roth IRA AND they (i) are paid after you attain age 59 1/2, (ii) are made to your beneficiary after your death, (iii) are attributable to your becoming disabled, or (iv) subject to various limits, are made for the purchase of a first home (or for a second or subsequent home in certain limited cases) for you, your spouse, or your or your spouse's children, grandchildren, or parents. For example, if you establish a Roth IRA in 1998, distributions that you receive in years beginning with 2003 may be tax exempt if they satisfy one of these five requirements. In addition, distributions that are rolled over to another Roth IRA are not taxable.

     In addition, if you roll over funds to your Roth IRA from another individual retirement plan (such as a Regular IRA or another Roth IRA into which amounts were rolled from a Regular IRA), the portion of a distribution attributable to rolled-over amounts which exceeds the amounts taxed in connection with the conversion to a Roth IRA is includable in income (and subject to penalty tax) if it is distributed prior to the end of the five-tax-year period beginning with the start of the tax year during which the rollover occurred. (Under legislation pending at the date of this printing, an amount taxed in connection with a rollover would be subject to a 10% penalty tax if it is distributed before the end of the five-tax-year period. The pending legislation also suggests that if an individual makes multiple taxable rollovers to the same Roth IRA, the five-year period runs from the date of the most recent rollover.)

     In any event, any part of a distribution to you that constitutes a return of your contributions will not be included in your taxable income. Amounts distributed to you are treated as coming first from your nondeductible contributions. (Legislation pending as of this printing clarifies that the next portion of a distribution is treated as coming from amounts which have been rolled over from a Regular IRA and are subject to the four-year recognition treatment described above. Next, amounts are treated as coming from other rollovers from a Regular IRA. Any remaining amounts are treated as distributed last.)



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


     Note that to the extent a distribution would be taxable to you, neither you nor anyone else can qualify for capital gains treatment for amounts distributed from your account. Similarly, you are not entitled to the special five- or ten-year averaging rule for lump-sum distributions that may be available to persons receiving distributions from certain other types of retirement plans. Rather, the taxable portion of any distribution is taxed to you as ordinary income.

     You may be required to indicate on distribution requests whether or not federal income taxes should be withheld on the taxable portion (if any) of a distribution from a Roth IRA. Redemption requests not indicating an election not to have federal income tax withheld will be subject to withholding with respect to the taxable portion (if any) of a distribution to the extent required under federal law. (Note that legislation pending as of this printing clarifies that, for federal tax purposes, Roth IRAs are taxed separately from Regular IRAs, Roth IRAs with rollovers are taxed separately from Roth IRAs without rollovers, and Roth IRAs with rollovers with different five-year periods are taxed separately.)

(11) ARE THERE PENALTIES FOR EARLY DISTRIBUTION FROM A ROTH IRA?

     If the earnings portion of the distribution from your Roth IRA is taxable, it may also be subject to a 10% nondeductible penalty tax if it is received before you reach age 59 1/2 unless (i) the distribution is a return of nondeductible contributions, (ii) the distribution is made because of your death, disability, or as part of a series of substantially equal periodic payments over your life expectancy or the joint life expectancy of you and your beneficiary, (iii) the distribution is made for medical expenses in excess of 7.5% of adjusted gross income or, subject to various limits, is made for reimbursement of certain medical premiums while you are unemployed, (iv) the distribution is made to pay for certain higher education expenses for you, your spouse, your child, your grandchild, or the child or grandchild of your spouse,
(v) subject to various limits, the distribution is used to purchase a first home or, in limited cases, a second or subsequent home for you, your spouse, or your or your spouse's child, grandchild or ancestor, or (vi) the distribution is an exempt withdrawal of an excess contribution. The penalty tax may also be avoided if the distribution is rolled over to another Roth IRA.

(12) WHAT IF I ENGAGE IN A PROHIBITED TRANSACTION?

     If you engage in a "prohibited transaction," as defined in section 4975 of the Internal Revenue Code, your account could lose its tax-favored status. Examples of prohibited transactions are:

     (a) the sale, exchange, or leasing of any property between you and your account,

     (b) the lending of money or other extensions of credit between you and your account,

     (c) the furnishing of goods, services, or facilities between you and your account.

(13) WHAT IF I PLEDGE MY ACCOUNT?

     If you use (pledge) all or part of your Roth IRA as security for a loan, your account may lose its tax-favored status.

(14) HOW ARE CONTRIBUTIONS TO A ROTH IRA REPORTED FOR FEDERAL TAX PURPOSES?

     As of the date of this printing, the Internal Revenue Service had not issued forms for reporting information related to contributions to and distributions from a Roth IRA.

(15) HOW ARE EARNINGS ON MY ACCOUNT CALCULATED AND ALLOCATED?

     The method of computing and allocating annual earnings is set forth in the Roth Individual Retirement Account Custodial Agreement. The growth in value of your IRA is neither guaranteed nor projected.

(16) IS THERE ANYTHING ELSE I SHOULD KNOW?

     Your Roth Individual Retirement Account Plan has been approved as to form by the Internal Revenue Service. The Internal Revenue Service approval is a determination only as to the form of the Plan and does not represent a determination of the merits of the Plan as adopted by you. You may obtain further information with respect to your Roth Individual Retirement Account from any district office of the Internal Revenue Service. The statute provides that Roth IRAs are to be treated the same as Regular IRAs for most purposes. As the IRS clarifies its interpretation of the statute, revised or updated information will be provided.





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


FORM 5305-RA
(REV. JANUARY 1, 1998)
DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE

SKYLINE FUNDS INDIVIDUAL RETIREMENT
CUSTODIAL ACCOUNT

(Under Section 408(a) of the Internal Revenue Code)
(January 1, 1998)

ARTICLE I

1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.

2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

ARTICLE II

The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In the case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

ARTICLE III

The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE IV

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.




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


ARTICLE V

1. If the Depositor dies before his or her entire interest is distributed to him or her and the grantor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

(a) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

(b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death.

If distributions do not begin by the date described in (b), distribution method (a) will apply.

2. In the case of a distribution method 1.(b) above, to determine the minimum annual payment for each year, divide the grantor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

ARTICLE VI

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

ARTICLE VII

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

ARTICLE VIII

This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

ARTICLE IX

1.   DEFINITIONS.

"Investment Company" shall mean an investment company as defined in Internal Revenue Code Section 851(a), shares of which Skyline Funds has agreed to offer for investment under this Account. "Investment Company Shares" or "Shares" shall mean shares of beneficial interest or capital stock of the Investment Company.

2.   INVESTMENT OF ACCOUNT ASSETS.

(a) Each contribution forwarded by the Depositor to the Custodian shall identify the Depositor's account number and be accompanied by a statement signed by the Depositor identifying the Investment Company Shares in which that contribution is to be invested. The Custodian may return to the Depositor, without liability for interest thereon, any contributions which are not accompanied by adequate account identification or an appropriate signed statement directing investment of those contributions.

(b) Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner in which such shares are then being publicly offered by the Investment Company. All distributions received on Investment Company Shares held in the Custodial Account shall be reinvested in like Shares and credited to such Account. If any distribution of Investment Company Shares may be received at the election of the shareholder in additional like Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional like Investment Company Shares.

(c) All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its registered nominee. The Depositor shall be the beneficial owner of all Investment Company Shares held in the Custodial Account and the Custodian shall not vote any of such shares, except upon written direction of the Depositor. The Custodian agrees to forward to every Depositor a then current Prospectus, reports, notices, proxies and related proxy soliciting materials applicable to Investment Company Shares received by the Custodian.

(d) The Depositor may at any time, by a manually signed direction delivered to the Custodian, redeem any number of Investment Company Shares held for his account and reinvest the proceeds in the Shares of any other Investment Company. Telephone redemptions and reinvestments shall be done at the price and in the manner in which such Shares are then being redeemed or offered by the respective Investment Companies.

3.   AMENDMENT AND TERMINATION.

(a) Skyline Funds may, with the written approval of the Custodian, amend the Custodial Account in whole or in part (including retroactive amendments) by delivering to the Depositor written notice of such amendment setting forth the substance and effective date of the amendment. The Depositor shall be deemed to have consented to any such amendments not objected to in writing by the Depositor within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Depositor or his beneficiaries, nor shall any amendment be made except in accordance with the applicable law and regulations affecting this Custodial Account.

(b) The Depositor may at any time terminate the Custodial Account by delivering to the Custodian a written notice of such termination setting forth the effective date thereof, together with any required withholding information.

(c) The Custodial Account created by this Agreement shall automatically terminate upon distribution to the Depositor or the beneficiary designated under Paragraph 6 of Article IX hereof of the entire balance in the Custodial Account.

(d) Skyline Funds may remove the Custodian at any time upon thirty (30) days written notice to the Custodian and the Depositor, and may appoint a successor custodian at any time. The Custodian may elect to terminate the Custodial Account upon thirty (30) days written notice to the Depositor.

(e) In the event that the assets of any Investment Company in which the Custodial Account is invested are transferred to or acquired by any other investment company or other commingled investment fund which is a permissible investment for an individual retirement account, by merger or otherwise, the Custodian may make such amendments to this Agreement, or take such other action, as it may determine to be necessary or appropriate to accomplish such transaction and the exchange of Investment Company Shares for shares or other appropriate units of ownership in such successor fund. The consent of the Depositor shall not be required for any such amendment or action, but the Depositor shall be promptly notified thereof, and shall have the right to withdraw the funds in the Custodial Account without fee, charge, load or penalty of any kind.

4. TAXES AND CUSTODIAL FEES. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the assets of the Custodial Account, or the income arising therefrom, any transfer taxes incurred, all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, and the Custodian's compensation, shall be paid from the Custodial Account. Unusual administrative responsibilities not contemplated by the fee schedule will result in such additional charges as will reasonably compensate the Custodian for the services performed.

The Custodian fee listed in the fee schedule will be deducted by the Custodian from the initial contribution received from the Depositor. The annual maintenance fee will be deducted on the last business day in September for each year and enough fund shares will be redeemed to cover this fee. Fees as listed on the fee schedule will be deducted from the refund or redemption proceeds at the time of distribution or redemption and the remaining balance will be remitted to the Depositor in the case of distribution, or will be reinvested in accordance with the Depositor's instructions.

5.   REPORTS AND NOTICES.

(a) The Custodian shall keep adequate records of transactions it is required to perform hereunder. No later than sixty (60) days after the close of each calendar year, or after the Custodian's resignation or removal pursuant to
Article IX, Paragraph 3, the Custodian shall render to Depositor a written report or reports reflecting the transactions effected by it during such period and the assets and liabilities of the Custodial Account at the close of the period.

(b) All communications or notices required or permitted to be given herein shall be deemed to be given upon receipt by the Custodian at P.O. Box 701,
Milwaukee, Wisconsin 53201-0701, the Investment Company and Skyline Funds at P.O. Box 701, Milwaukee, Wisconsin 53201-0701, or the Depositor at his most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

6. DESIGNATION OF BENEFICIARY. The Depositor shall have the right, by written notice to the Custodian, to designate a beneficiary or beneficiaries, primary and contingent, to receive any benefit to which such Depositor may be entitled in the event of his death prior to the complete distribution of such benefit. In the event the Depositor has not designated any beneficiaries, or if all beneficiaries shall predecease the Depositor, the following persons shall take in the order named:

(a)  Spouse of the Depositor;

(b) If the spouse shall predecease the Depositor, then in equal shares to any children surviving the Depositor and to the descendants then living of a deceased child, by the right of representation, or

(c) If the Depositor shall leave neither spouse nor descendants surviving, then to the personal representative of the Depositor's estate.

The determination of the Custodian as to the person entitled to receive any distribution from the Custodial Account following the death of the Depositor, if made in good faith, shall be conclusive and binding on all persons claiming an interest in the Depository Account; provided that nothing provided herein shall be construed to preclude the Custodian from filing an action in the nature of interpleader or other appropriate proceeding in a court of competent jurisdiction to determine the person entitled to receive such distribution. Any expenses incurred by the Custodian in determining the person entitled to receive a distribution from the Custodial Account, including without limitation attorneys fees in any such action, shall be reimbursed from the Custodial Account.

7. INALIENABILITY OF BENEFITS. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind of any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

8. ROLLOVER CONTRIBUTIONS. The Custodian may receive rollover contributions as described in section 408A(e) of the Code, and regulations promulgated thereunder, subject to Article I. If any property is transferred to the Custodian as a rollover contribution, such property shall be sold by the Custodian and the proceeds reinvested as provided in section 2 of this Article
IX. The Custodian reserves the right to refuse to accept any contributions which are not in the form of cash.

9. CONFLICT IN PROVISIONS. To the extent that any of the provisions of Article IX shall conflict with the provisions of Articles V, VI, or VIII, the provisions of Article IX shall prevail.

10. STATUS OF DEPOSITORS. Neither the Depositor nor any other person shall have any legal or equitable right against the Custodian or the Investment Company except as provided herein. The Depositor agrees to indemnify and hold the Custodian harmless from and against any liability that the Custodian may incur in the administration of the Account unless arising from the Custodian's own negligence or misconduct.

11. LOSS OF EXEMPTION. If the Custodian receives notice that the Depositor's Account has lost its tax-exempt status under section 408A of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Depositor the entire balance in the Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such notice.

12. APPLICABLE STATE LAW. This Custodial Account shall be construed, administered and enforced according to the laws of the State of Wisconsin except to the extent Federal law supersedes Wisconsin law.

13. DISTRIBUTIONS TO SURVIVING SPOUSE. If distributions from the Custodial Account are to be made to the Depositor's surviving spouse, or to a trust of which the Depositor's surviving spouse is the income beneficiary, the amount which the surviving spouse (or such trust) is entitled to receive in each year shall not be less than the income of the Custodial Account (or of the portion of the Custodial Account with respect to which the surviving spouse or such trust is the beneficiary) for such year, as determined under section 2056(b)(7) of the Code.

14. MINIMUM DISTRIBUTIONS; ELECTION NOT TO RECALCULATE LIFE EXPECTANCIES. The following provisions supplement the provisions of Article V with respect to minimum required distributions to a beneficiary following the death of the Depositor, and shall control over the provisions of Article V in the event of any inconsistency. All paragraph references in this paragraph 14 are to paragraphs of Article V unless otherwise provided.

(a) A beneficiary shall be deemed to have elected the method described in paragraph 1(b) if either he withdraws the minimum amount required for the first year under the method described in paragraph 1(b) and does not specifically elect the method described in paragraph 1(a) by the end of such year, or if the date specified in paragraph 1(a) occurs first and he has not withdrawn the entire balance in the Custodial Account by that time; otherwise, the beneficiary shall be deemed to have elected the method described in paragraph 1(a).

(b) If there is more than one beneficiary entitled to receive distributions on equal priority upon the death of the Depositor or a prior beneficiary then, to the extent permitted by Proposed Regulations section 1.401(a)(9)-1, Q&A H-2, and subject to such requirements and limitations as the Custodian may establish, the Custodial Account may be divided into separate accounts for purposes of Article V and this paragraph.

(c) Notwithstanding the references to "equal or substantially equal" payments, if a beneficiary is receiving distributions under paragraph 1(b), he may withdraw amounts that exceed the minimum amount required by paragraph 2 in any year, provided that any excess shall not be credited against the minimum amount required to be withdrawn in subsequent years. Withdrawals may also be made at irregular intervals, provided that the minimum amount required for each year shall be withdrawn by the last day of such year.

(d) Notwithstanding paragraph (3), a surviving spouse of a deceased Depositor may elect not to be treated as the Depositor, but instead to be subject to paragraph 1, in which event the required starting date for the method provided in paragraph 1(b) shall be the later of the date specified therein or December 31 of the year in which the Depositor would have attained the age of 70 1/2. In addition, a surviving spouse may, in lieu of the method specified in paragraph 2, elect to have his or her life expectancy determined each year on the basis of his or her age attained in such year. All elections described in this paragraph 14(d) shall be made in writing referring explicitly to this paragraph 14(d) and in accordance with procedures established by the Custodian and the Proposed Regulations or successors thereto. Such elections must be made and, if made, shall be irrevocable after the date upon which distributions are required to commence under paragraph 1.

(e) All references to the Proposed Regulations section 1.401(a)(9)-1 contained in Article V and this paragraph 14 include the applicable provisions of Proposed Regulations section 1.408-8 applying such Proposed Regulations to individual retirement accounts, any subsequent amendments to any such Proposed Regulations, and the applicable provisions of the permanent Regulations, when issued, all of which are incorporated by reference and shall control over any contrary provision of this Agreement. Reference to specific provisions of the Proposed Regulations shall not be construed to limit reference to other provisions where appropriate in the interpretation of Article V and this paragraph 14.

(f) Distributions will be made only upon the request of the Depositor (or the Depositor's authorized agent, beneficiary, executor, or administrator), in such form and manner as is acceptable to the Custodian. For such distributions, life expectancy and joint-life and last-survivor expectancy are calculated based on information provided by the Depositor (or the Depositor's authorized agent, beneficiary, executor, or administrator) using the expected return multiples under Treasury Regulations Section 1.72-9. The Custodian will not be liable for errors in such calculations resulting from its reliance on such information. If any assets held on the Depositor's behalf in a Custodial Account are transferred directly to a trustee or Custodian of another individual retirement account described in Code Section 408A established for the Depositor, it shall be the Depositor's responsibility to ensure that any required minimum distribution required by Article V is made prior to giving the Custodian such transfer instructions.

THIS PAGE INTENTIONALLY LEFT BLANK

For 24-hour account information and prices call: 1.800.828.2SKY

To speak with a Skyline Funds Representative during normal business hours, or for a prospectus which details expenses, call: 1.800.458.5222

Distributor: Funds Distributor Inc.


                                        [LOGO]
                                311 South Wacker Drive
                                      Suite 4500
                               Chicago, Illinois  60606


01/98

[LOGO]

THIS APPLICATION IS TO:

/ /  Establish a new account
/ /  Change an existing account

     _________________________________________
     Skyline Funds Account Number

 MAILING INSTRUCTIONS

Regular Delivery:

Mutual Fund Services
Attn:  Skyline Funds
Firstar Trust Company
P.O. Box 701
Milwaukee, WI 53201-0701

Overnight Express:

Mutual Fund Services
Attn:  Skyline Funds
Firstar Trust Company
615 E. Michigan Street, Third Floor
Milwaukee, WI 53202-5207

IF YOU HAVE ANY QUESTIONS, PLEASE CALL SKYLINE FUNDS AT 800-458-5222.

 IRA PARTICIPANT

________________________________________________________________________________
FIRST NAME             MIDDLE INITIAL        LAST NAME

________________________________________________________________________________
DATE OF BIRTH                                SOCIAL SECURITY NUMBER

________________________________________________________________________________
ADDRESS

________________________________________________________________________________
CITY/STATE/ZIP

(___________)________________________________(___________)______________________
DAYTIME PHONE                                EVENING PHONE


 CONTRIBUTION TYPE

Contribution is for tax year_______________.

CONTRIBUTION WILL BE FOR THE CURRENT YEAR UNLESS OTHERWISE NOTED. IF PRIOR YEAR, MUST BE MAILED ON OR BEFORE APRIL 15TH.

Please select one:
     / /  Regular IRA (maximum $2,000).
     / /  Roth IRA (maximum $2,000).
     / / SEP-IRA. An application must be completed for each employee, and the employer must complete Form 5305 SEP.
     / / Conversion or partial rollover of an existing Skyline Funds IRA to a Roth IRA.
          Account Number of existing IRA  ________________________
          Amount to be converted        $ ________________________
     / / Transfer of Assets to Regular IRA. A transfer form must be completed. / / Transfer of Assets to Roth IRA. A transfer form must be completed.
     / /  60-Day Rollover (check type)
          / /   Employer plan (or IRA funded entirely by rollover from employer plan) to Regular IRA
          / /   403(b) plan (or IRA funded entirely by rollover from 403(b)
                plan) to Regular IRA
          / /   Other Regular or SEP-IRA to Regular IRA
          / /   Regular or SEP-IRA to Roth IRA
          / /   Roth IRA to Roth IRA
          / /   Other __________________________________________

     DO NOT USE THIS FORM FOR A SIMPLE-IRA. PLEASE CONTACT SKYLINE FOR THE CORRECT FORM.


IRA APPLICATION


Fee Schedule: (Fees are subject to change by the Custodian upon notice to the depositor.)

Annual maintenance fee per account (or $25 for two or more accounts) . .$12.50
Transfer to successor trustee. . . . . . . . . . . . . . . . . . . . . .$15.00
Distribution to a participant. . . . . . . . . . . . . . . . . . . . . .$15.00
Refund of excess contribution. . . . . . . . . . . . . . . . . . . . . .$15.00
Annual distribution. . . . . . . . . . . . . . . . . . . . . . . . . . .$15.00
Any outgoing wire. . . . . . . . . . . . . . . . . . . . . . . . . . . .$12.00

 INVESTMENT OF CONTRIBUTIONS

You must select a Fund. Make check payable to the Fund in which you are investing. Minimum initial investment is $1,000.

Contribution amount of $ ______________________
                            $1,000 MINIMUM
SKYLINE FUNDS
     / /  Special Equities Portfolio (014)   (CLOSED TO NEW INVESTORS)
     / /  Small Cap Value Plus (020)
     / /  Small Cap Contrarian (024)

SKYLINE-FIRSTAR MONEY MARKET FUND
     / /  Money Market Fund (022)
     / /  U.S. Government Money Market Fund (023)

 PRIMARY BENEFICIARY DESIGNATION

________________________________________________________________________________
FIRST NAME             MIDDLE INITIAL        LAST NAME

________________________________________________________________________________
DATE OF BIRTH                                SOCIAL SECURITY NUMBER

________________________________________________________________________________
ADDRESS

________________________________________________________________________________
CITY/STATE/ZIP

(___________)________________________________(___________)______________________
DAYTIME PHONE                                EVENING PHONE

IF YOU NAME A TRUST AS YOUR BENEFICIARY, YOU MUST PROVIDE A COPY OF THE TRUST.

 SECONDARY BENEFICIARY DESIGNATION

________________________________________________________________________________
FIRST NAME             MIDDLE INITIAL        LAST NAME

________________________________________________________________________________
DATE OF BIRTH                                SOCIAL SECURITY NUMBER

________________________________________________________________________________
ADDRESS

________________________________________________________________________________
CITY/STATE/ZIP

(___________)________________________________(___________)______________________
DAYTIME PHONE                                EVENING PHONE

IF YOU NAME A TRUST AS YOUR BENEFICIARY, YOU MUST PROVIDE A COPY OF THE TRUST.

EXCHANGE PRIVILEGE

Exchange privilege is AUTOMATIC unless checked below. Exchanges may only be made to identically registered accounts. (The Funds reserve the right to record all exchange requests and the exchange privilege may be changed or withdrawn by the Funds at any time.)

/ /  I DO NOT AUTHORIZE TELEPHONE EXCHANGES.

     AUTOMATIC INVESTMENT PLAN


ATTACH VOIDED CHECK OR WITHDRAWAL SLIP HERE

You can purchase shares regularly by requesting electronic transfer of money from your checking, NOW or savings account to your Skyline Funds account. Investments will be made on the 5th, or 15th, or 25th of the month, or the following business day.

GUIDELINES
-    Your bank must be a member of the Automated Clearing House (ACH).

- If the transfer is from a checking account, THIS APPLICATION MUST BE ACCOMPANIED BY A VOIDED CHECK.

- If the transfer is from a savings account, THIS APPLICATION MUST BE ACCOMPANIED BY A WITHDRAWAL SLIP including your financial institution's nine digit routing number.

-    Please allow 15 business days prior to the next transaction.

- Your Skyline Funds account must be established with a $1,000 minimum balance before your first scheduled investment under the Plan goes into effect.

-    The minimum monthly investment under the Plan is $50.

- If an automatic purchase cannot be made due to insufficient funds or any other reason, a $20 service fee will be assessed.

- The Plan will be terminated upon redemption, including redemption by exchange, of all shares.

-    Termination or changes MUST BE IN WRITING to Firstar Trust Company.

Regular investments made on / / 5th, or / / 15th, or / / 25th of $ ___________________________________
               $50 MINIMUM

Please note the maximum annual contribution allowed for an individual IRA is $2,000.

/ /  Checking or NOW Account                 / /  Savings Account

     ___________________________________________________________________________
     CHECKING/NOW OR SAVINGS ACCOUNT NUMBER

     ___________________________________________________________________________
     NAME(S) ON ACCOUNT

     ___________________________________________________________________________
     NAME OF BANK (MUST BE A MEMBER OF AUTOMATED CLEARING HOUSE - ACH)

     ___________________________________________________________________________
     BANK ADDRESS

     ___________________________________________________________________________
     CITY/STATE/ZIP

     ___________________________________________________________________________
     SIGNATURE OF JOINT OWNER OF ACCOUNT (IF ANY)

I (we) authorize you via the ACH Network to honor all debit entries initiated by me (us) from time to time through Mellon Bank on behalf of Firstar Trust Company. All such debits are subject to sufficient collected funds in my (our) account to pay the debit when presented. I (we) agree that your treatment of each entry, and your rights to respect it, shall be the same as if it were signed personally by me (or either of us). I (we) further agree that if any such entries are dishonored with good and sufficient cause, you shall be under no liability whatsoever.

     SHAREHOLDER AUTHORIZATION

Under penalties of perjury, the undersigned hereby certifies (1) that the Social Security Number given is correct and (2) that the account owner is not subject to backup withholding because (a) the undersigned has not been notified of being subject to backup withholding as a result of a failure to report all interest or dividend, or (b) the IRS has provided notification that the account owner is no longer subject to backup withholding. (Cross out (2) if it is not correct.)
The IRS does not require your consent to any provision of this document except the certifications in this paragraph required to avoid backup withholding.

I certify that I am of legal age and have received and read the prospectus and agree to its terms. In accordance with the terms and conditions set forth in this form, the current prospectus I have received, and the instructions above, please establish a shareholder account for me in accordance with the instructions on this application. APPLICATIONS WHICH ARE NOT FULLY COMPLETED MAY BE REJECTED. This application may be used to open a new IRAaccount or to revise an existing account.

I understand that the Exchange Privilege will apply to my account unless I have specifically declined the privilege. I understand that by signing this application, unless the Privilege is declined, I agree that neither the Funds nor their Transfer Agent, their agents, officers, trustees, or employees will be liable for any loss, liability, cost or expense for acting on instructions given under the Privilege, placing the risk of any loss on me. See "How to Redeem Shares -- By Exchange" in the prospectus.

I hereby adopt either the Skyline Funds Regular Individual Retirement Custodial Account Agreement or the Skyline Funds Roth Individual Retirement Custodial Account Agreement, of applicable, and agree to be bound by all terms there of.


     / /  SELECT ONLY IF YOU ARE PARTICIPATING IN THE AUTOMATIC INVESTMENT PLAN

          I have read and understand the guidelines for the Skyline Funds Automatic Investment Plan. I also understand that the Plan may be terminated or modified at any time without notice by Skyline Funds or Firstar Trust Company.

     ________________________________________________________________________
          SIGNATURE                          DATE


     DUPLICATE STATEMENT

_______________________________________      __________________________________
INVESTMENT ADVISOR#                          RR#

_______________________________________      __________________________________
FIRM NAME                                    ADVISOR NAME

_______________________________________________________________________________
ADDRESS

_______________________________________________________________________________
CITY/STATE/ZIP

(___________)__________________________      (___________)_____________________
PHONE                                        FAX

_______________________________________________________________________________
AUTHORIZED SIGNATURE

Are you a broker dealer?                      / / Yes  / / No

If yes, please provide broker dealer
name ______________________________________________

Distributor:  Funds Distributor, Inc. 5/98

[LOGO]

IRA TRANSFER FORM/
DIRECT ROLLOVER FORM

Complete this form to transfer an existing IRA or plan balance to a Skyline Funds IRA.


     MAILING INSTRUCTIONS

Regular Delivery:

Mutual Fund Services
Attn: Skyline Funds
Firstar Trust Company
P.O. Box 701
Milwaukee, WI 53201-0701

Overnight Express:

Mutual Fund Services
Attn: Skyline Funds
Firstar Trust Company
615 E. Michigan Street, Third Floor
Milwaukee, WI 53202-5207


IF YOU HAVE ANY QUESTIONS, PLEASE CALL SKYLINE FUNDS AT 800-458-5222.


     TO: PRESENT CUSTODIAN/TRUSTEE


COMPLETED BY SKYLINE IRA INVESTOR

______________________________________________________________________
NAME OF PRESENT CUSTODIAN/TRUSTEE

______________________________________________________________________
MUTUAL FUND (IF APPLICABLE)

______________________________________________________________________
ACCOUNT NUMBER

______________________________________________________________________
ADDRESS

______________________________________________________________________
CITY/STATE/ZIP

(____)_____________________________(____)_____________________________
DAYTIME PHONE                      EVENING

ROLLOVER IRA ASSETS ROLLING OVER FROM:


/ /  Qualified employer plan or IRA derived from a rollover from such a plan

/ / Other type of Regular IRA, SEP-IRA or SIMPLE-IRA (NOTE: certain distributions from a SIMPLE-IRA can only be rolled into another SIMPLE-IRA)

/ / Tax-sheltered annuity (403 (b)) plan or IRA derived from a rollover from such a plan


/ /  Roth IRA (NOTE: can only be rolled into another Roth IRA.)


I have established an account under the Skyline Funds Individual Retirement Account. Please transfer the assets, cash only, indicated below to Firstar Trust Company as successor custodian.

/ /  All assets

/ /  $______________________________________________________________only

/ /  At maturity date of _______________________________________________

/ /  Immediately (I am aware of any penalties)


     ACCEPTANCE

Custodian Authorization: Firstar Trust Company hereby accepts its appointment as Custodian of the above IRA account and upon receipt of assets, will deposit such assets in a Skyline Funds IRA on behalf of the Depositor authorizing this transfer or direct rollover.


     TO: FIRSTAR TRUST COMPANY


COMPLETED BY SKYLINE IRA INVESTOR

______________________________________________________________________
FIRST NAME          MIDDLE INITIAL      LAST NAME

______________________________________________________________________
SOCIAL SECURITY NUMBER

______________________________________________________________________
ADDRESS

______________________________________________________________________
CITY/STATE/ZIP

(____)____________________________(____)______________________________
DAYTIME PHONE                      EVENING

______________________________________________________________________
SIGNATURE                                    DATE


THE ASSETS RECEIVED ARE TO BE INVESTED IN:

/ /  MY EXISTING SKYLINE IRA

     _________________________________________________________________
     PORTFOLIO NAME

     _________________________________________________________________
     ACCOUNT NUMBER

/ /  MY NEW SKYLINE IRA

     A signed Skyline Funds IRA Application must be completed and returned with this Skyline Funds IRA Transfer Form.

     SKYLINE FUNDS

     / / Special Equities Portfolio (014) (CLOSED TO NEW INVESTORS) / / Small Cap Value Plus (020)
     / /  Small Cap Contrarian (024)

     SKYLINE-FIRSTAR MONEY MARKET FUND

     / /  Money Market Fund (022)
     / /  U.S. Government Money Market Fund (023)

Distributor:  Funds Distributor, Inc. 5/98